Exhibit 5.1

ATTORNEYS AT LAW	Broomfield, CO
720 566-4000
Reston, VA
Five Palo Alto Square 3000 El Camino Real 94306-2155 Main 650 843-5000 Fax 650 849-7400 www.cooley.com	703 456-8000
San Diego, CA
858 550-6000
San Francisco, CA
415 693-2000
Washington, DC
202 842-7800
February 7, 2006
Genitope Corporation
525 Penobscot Drive
Redwood City, California 94063
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the sale by Genitope Corporation, a Delaware corporation (the “Company”), of up to 7,360,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), including 960,000 shares of the Company’s common stock for which the underwriters have been granted an overallotment option, pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.
In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s Amended and Restated Certificate of Incorporation and By-Laws, as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
Cooley Godward llp

By:	/s/ Suzanne Sawochka Hooper Suzanne Sawochka Hooper